SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K/A1

                       AMENDMENT TO APPLICATION OR REPORT
                  Filed pursuant to Section 12, 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

                          DREW INDUSTRIES INCORPORATED
                      (Exact name of registrant in charter)

                                 AMENDMENT NO. 1

    Delaware                          0-13646                    13-3250533
--------------------------------------------------------------------------------
 (State or other               (Commission File No.)         (I.R.S. Employer
 Jurisdiction of                                             Identification No.)
 incorporation

      The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated October 7, 1997 as set forth in the attached hereto:

                  Item  7.    Financial Statements, Pro Forma
                              Financial Information and Exhibits

                        a)    Financial statements of business acquired

                        b)    Pro forma financial information

                        c)    Exhibits

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  Drew Industries Incorporated
                                  (Registrant)


                                  /s/ Fredric M. Zinn
                                  ---------------------------
                                  By Fredric M. Zinn
                                  Principal Financial Officer

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

            a)    Financial Statements of business acquired

                  Lippert Components, Inc.

                        A)    Independent Auditors' Report;
                        B)    Balance Sheets as of September 30, 1997 and 1996;
                        C) Statements of Income for the years ended September 30, 1997, 1996 and 1995;
                        D)    Statements of Stockholders' Equity for the years
                              ended September 30, 1997, 1996 and 1995;
                        E)    Statements of Cash Flows for the years ended
                              September 30, 1997, 1996 and 1995
                        F)    Notes to Financial Statements

                            LIPPERT COMPONENTS, INC.

                                 Alma, Michigan

                           Annual Financial Statements

                                       and

                                Auditor's Report

                               September 30, 1997

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

         INDEPENDENT AUDITOR'S REPORT                                       1

         FINANCIAL STATEMENTS

              Balance Sheet                                                2-3

              Income Statement                                              4

              Statement of Stockholders' Equity                             5

              Statement of Cash Flows                                      6-7

              Notes to Financial Statements                                8-17

                           [Letterhead of Yeo & Yeo]

                          Independent Auditor's Report

Board of Directors
Lippert Components, Inc.
Alma, Michigan

We have audited the accompanying balance sheets of Lippert Components, Inc. as of September 30, 1997 and 1996, and the related statements of income, stockholders' equity and cash flows for each of the years in the three year period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lippert Components, Inc. as of September 30, 1997 and 1996, and and the results of its operations and its cash flows for each of the years in the three year period ended September 30, 1997 in conformity with generally accepted accounting principles.


/s/ Yeo & Yeo P.C.

CERTIFIED PUBLIC ACCOUNTANTS

November 24, 1997

                            Lippert Components, Inc.
                                  Balance Sheet
                           September 30, 1997 and 1996
================================================================================

                                                              1997         1996
                                                          -----------  -----------
Assets                                                                  (Restated)

Current Assets
  Cash                                                    $ 1,772,538  $ 2,561,099
  Current portion of contracts receivable                       2,400       14,875
  Accounts and notes receivable
    Trade - net of allowance for doubtful accounts
      of $ 231,310 and $ 300,600, respectively              5,550,481    7,214,401
    Other receivables                                          48,445      209,477
  Inventories                                               5,371,280    4,749,296
  Prepaids and other current assets                           241,169      106,660
  Deferred income taxes                                       778,231      528,260
                                                          -----------  -----------

        Total current assets                               13,764,544   15,384,068
                                                          -----------  -----------

Property and equipment
  At cost, less accumulated depreciation of
    $ 6,015,633 and $ 4,770,017 respectively               12,559,044   10,453,989
                                                          -----------  -----------

Other assets
  Contracts receivable - net of current portion                21,273       23,765
  Cash surrender value life insurance                              --      314,411
  Covenants not to compete - net of  accumulated
    amortization of $ 925,277 and $ 551,110 respectively    2,487,223    2,861,390
  Other intangible assets - net of accumulated
     amortization of $ 46,982 and $18,571 respectively        509,551      399,269
                                                          -----------  -----------

        Total other assets                                  3,018,047    3,598,835
                                                          -----------  -----------

        Total assets                                      $29,341,635  $29,436,892
                                                          ===========  ===========

                 See Accompanying Notes to Financial Statements
                                   "continued"

                            Lippert Components, Inc.
                                  Balance Sheet
                           September 30, 1997 and 1996
================================================================================

                                                            1997         1996
                                                        -----------  -----------
                                                                      (Restated)

            Liabilities and Stockholders' Equity

Current liabilities
  Accounts payable                                      $ 2,121,754  $   923,826
  Current portion of notes payable                          250,000    1,021,853
  Accrued compensation                                      718,469    1,239,493
  Accrued retirement benefits                               377,490      314,706
  Accrued worker's compensation insurance                 1,324,102    1,469,517
  Federal income taxes payable                              577,855    1,342,364
  Other accrued expenses                                    959,608    1,158,084
                                                        -----------  -----------

        Total current liabilities                         6,329,278    7,469,843

Long-term liabilities
  Notes payable - net of current portion                    458,312    2,787,432
  Deferred income taxes                                     187,988       48,041
                                                        -----------  -----------

        Total liabilities                                 6,975,578   10,305,316
                                                        -----------  -----------

Stockholders' equity
  Common stock, no par value, $ .34 stated value
    per share; 80,000 shares authorized, 36,503
    shares  issued and outstanding                           12,411       12,411
  Additional paid in capital                                261,886      261,886
  Retained earnings                                      22,091,760   18,857,279
                                                        -----------  -----------

        Total stockholders' equity                       22,366,057   19,131,576
                                                        -----------  -----------

        Total liabilities and stockholders' equity      $29,341,635  $29,436,892
                                                        ===========  ===========

                 See Accompanying Notes to Financial Statements

                            Lippert Components, Inc.
                                Income Statement
                  Year Ended September 30, 1997, 1996 and 1995
================================================================================

                                              1997            1996            1995
                                          ------------   -------------   -------------
                                                           (Restated)      (Restated)
Net manufacturing sales                   $ 99,296,370   $ 107,122,071   $ 103,875,567

Cost of sales                               79,427,244      85,503,398      85,796,556
                                          ------------   -------------   -------------

        Gross profit on sales               19,869,126      21,618,673      18,079,011
                                          ------------   -------------   -------------

Operating expenses
  Transportation                             3,184,277       3,055,347       2,721,973
  General and administrative                 4,149,484       3,540,333       2,746,814
                                          ------------   -------------   -------------

        Total operating expenses             7,333,761       6,595,680       5,468,787
                                          ------------   -------------   -------------

        Manufacturing income                12,535,365      15,022,993      12,610,224

Corporate expenses                           6,248,464       5,929,217       5,372,289
                                          ------------   -------------   -------------

        Operating income                     6,286,901       9,093,776       7,237,935
                                          ------------   -------------   -------------

Other income (expense)
  Financial income                             229,659         184,126         168,414
  Interest expense                            (208,553)       (365,677)       (172,838)
  Gain on sale of assets                        26,589          76,151           2,358
  Other                                         37,284          34,900          50,646
                                          ------------   -------------   -------------

        Total other income (expense)            84,979         (70,500)         48,580
                                          ------------   -------------   -------------

        Income before income tax             6,371,880       9,023,276       7,286,515
                                          ------------   -------------   -------------

Provision for income taxes
  Current                                    2,614,256       3,821,374       2,867,840
  Deferred                                    (110,024)       (310,367)         (7,499)
                                          ------------   -------------   -------------

        Total provision for income taxes     2,504,232       3,511,007       2,860,341
                                          ------------   -------------   -------------

        Net income                        $  3,867,648   $   5,512,269   $   4,426,174
                                          ============   =============   =============

Net income per common share               $     105.95   $      151.01   $      121.26
                                          ============   =============   =============

                 See Accompanying Notes to Financial Statements

                            Lippert Components, Inc.
                        Statement of Stockholders' Equity
                        September 30, 1997, 1996 and 1995
================================================================================

                                                       Additional
                                               Common    Paid-in     Retained
                                               Stock     Capital     Earnings
                                              --------  ---------  ------------

Balance - September 30, 1994                  $ 20,126  $ 424,683  $ 12,979,184

Prior period adjustment (Note 14)                   --         --      (187,136)
                                              --------  ---------  ------------

Restated balance - September 30, 1994           20,126    424,683    12,792,048

Net income for the year - restated (Note 14)        --         --     4,426,174

Stock redemption                                (7,715)  (162,797)   (3,873,212)
                                              --------  ---------  ------------

Restated balance - September 30, 1995           12,411    261,886    13,345,010

Net income for the year - restated (Note 14)        --         --     5,512,269
                                              --------  ---------  ------------

Restated balance - September 30, 1996           12,411    261,886    18,857,279

Net income for the year                             --         --     3,867,648

Dividends                                           --         --      (633,167)
                                              --------  ---------  ------------

Balance - September 30, 1997                  $ 12,411  $ 261,886  $ 22,091,760
                                              ========  =========  ============

                 See Accompanying Notes to Financial Statements

                            Lippert Components, Inc.
                             Statement of Cash Flows
                  Year Ended September 30, 1997, 1996 and 1995
================================================================================

                                                         1997          1996          1995
                                                     -----------   -----------   -----------
                                                                    (Restated)    (Restated)
Cash flows from operating activities
  Net income                                         $ 3,867,648   $ 5,512,269   $ 4,426,174
  Adjustment to reconcile net income to net
    cash provided by operating activities
      Amortization                                       402,578       358,015       153,333
      Depreciation                                     1,429,341     1,103,424       726,416
      Deferred taxes                                    (110,024)     (310,367)       (7,499)
      (Gain) on sale of assets                           (26,589)      (76,151)       (2,358)
      Increase in Officers Life Insurance                (55,439)      (72,145)      (37,958)
      (Increase) decrease in:
         Trade receivables                             1,663,920    (1,550,428)     (948,902)
         Inventory                                      (621,984)    1,068,307      (699,695)
         Prepaids and other current assets              (134,509)        1,969       (18,853)
       Increase (decrease) in:
         Accounts payable                              1,197,928      (540,199)     (433,109)
         Accrued expenses                             (1,566,640)    1,540,496       634,095
                                                     -----------   -----------   -----------

          Net cash provided by operating activities    6,046,230     7,035,190     3,791,644
                                                     -----------   -----------   -----------

Cash flows from investing activities
  Net (increase) decrease of non-trade receivables       (12,285)      107,630        30,205
  Payments received on contracts receivable               14,967         8,584        32,522
  Proceeds received from sale of fixed assets             50,661       211,673        18,450
  Acquisition of property and equipment               (3,648,468)   (4,114,448)   (2,903,266)
  Payment for other intangible assets                   (138,693)     (417,840)           --
  Payment for covenant not to compete                         --       (62,500)   (2,000,000)
                                                     -----------   -----------   -----------

          Net cash used by investing activities       (3,733,818)   (4,266,901)   (4,822,089)
                                                     -----------   -----------   -----------

Cash flows from financing activities
  Payments on long-term debt                          (3,100,973)     (955,194)     (307,284)
                                                     -----------   -----------   -----------

          Net increase (decrease) in cash               (788,561)    1,813,095    (1,337,729)

Cash at beginning of year                              2,561,099       748,004     2,085,733
                                                     -----------   -----------   -----------

Cash at end of year                                  $ 1,772,538   $ 2,561,099   $   748,004
                                                     ===========   ===========   ===========

                 See Accompanying Notes to Financial Statements
                                   "continued"

                            Lippert Components, Inc.
                             Statement of Cash Flows
                  Year Ended September 30, 1997, 1996 and 1995
================================================================================

                                                            1997         1996        1995
                                                        -----------  -----------  ----------
Supplemental disclosures of cash flow information

  Cash paid during the year for

    Interest                                            $   208,553  $   365,677  $  172,838
                                                        ===========  ===========  ==========

    Income taxes                                        $ 3,551,824  $ 3,128,432  $2,743,574
                                                        ===========  ===========  ==========


Noncash investing and financing activities:

  Debt incurred to purchase noncompete agreement        $            $ 1,000,000  $       --
                                                        ===========  ===========  ==========

  Debt incurred to redeem common stock                  $            $        --  $3,859,264
                                                        ===========  ===========  ==========

  Note receivable forgiven to redeem common stock       $        --  $        --  $  184,460
                                                        ===========  ===========  ==========

  Cash value of Officers Life Insurance
      distributed as a dividend                         $   369,850  $        --  $       --
                                                        ===========  ===========  ==========

  Note receivable officer eliminated through dividends  $   173,317  $        --  $       --
                                                        ===========  ===========  ==========

  Real estate distributed as a dividend                 $    90,000  $        --  $       --
                                                        ===========  ===========  ==========

                 See Accompanying Notes to Financial Statements

                            Lippert Components, Inc.
                          Notes to Financial Statement
                               September 30, 1997
================================================================================

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

The financial statements include the accounts of the Company and all of its divisions. All significant intracompany accounts and transactions have been eliminated. The following is a summary of the more significant accounting policies.

Nature of Business

The Company primarily fabricates and assembles steel components for sale to manufacturers of mobile homes.

Use of Estimates

Management uses estimates and assumptions in preparing the financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Management has recorded estimated liabilities for workers compensation claims which are in excess of amounts reserved by the insurance carrier. These additional accruals were approximately $ 550,000 and $ 700,000 for the years ended September 30, 1997 and 1996, respectively. It is at least reasonably possible that a change in this estimate will occur in the near term.

Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Allowance for Doubtful Accounts

The Company provides an allowance for doubtful accounts based upon prior experience and management's assessment of the collectibility of existing specific accounts.

Inventories

Inventories are stated at lower of cost (first-in, first-out method) or market. Cost of labor and factory overhead included in finished goods are priced substantially on the basis of actual costs incurred.

                            Lippert Components, Inc.
                          Notes to Financial Statement
                               September 30, 1997
================================================================================

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES - continued

Property and Equipment

Property and equipment are stated at cost. Major replacements and additions are charged to the property accounts while maintenance and repairs which do not improve or extend the lives of the respective assets are expensed currently. Upon sale or retirement of properties the related cost and accumulated depreciation are removed from the accounts. Property and equipment is depreciated over the estimated useful lives primarily on the straight-line basis for financial reporting purposes. For income tax purposes, depreciation is calculated primarily on accelerated methods.

Intangible Assets

Intangible assets subject to amortization include non-competition agreements and goodwill. The agreements are being amortized on a straight-line basis over their terms of five to 10 years and goodwill on a straight-line basis over 15 years.

Reclassifications

Certain reclassifications have been made to the September 30, 1996 and 1995, comparative totals to conform to the September 30, 1997, presentation. Such reclassifications had no effect on reported net income.

                            Lippert Components, Inc.
                          Notes to Financial Statement
                               September 30, 1997
================================================================================

NOTE 2 - CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits and trade accounts receivable. Cash deposits in excess of federally insured limits are subject to the risk that the financial institution will not pay when the cash is requested. As of September 30, 1997, the Company had deposits in excess of insurance coverage in the amount of $ 4,368,539.

Lippert Components, Inc. manufactures and sells component parts for the manufactured housing industry in the United States east of the Rocky Mountains. The Company grants credit to customers, substantially all of whom are producers of manufactured housing located in the vicinity of their operating locations. At September 30, 1997, the Company has extended credit to regular customers (trade-receivables) in the amount of $ 5,781,791.

NOTE 3 - INVENTORIES

Inventories consists of:

                                                            September 30,
                                                        1997             1996
                                                     ----------       ----------
         Raw materials and parts                     $4,272,279       $3,655,112
         Finished goods                               1,099,001        1,094,184
                                                     ----------       ----------

         Total inventories                           $5,371,280       $4,749,296
                                                     ==========       ==========

                            Lippert Components, Inc.
                          Notes to Financial Statement
                               September 30, 1997
================================================================================

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:                      Estimated
                                                 September 30,       Useful Life
                                              1997          1996      in Years
                                          ------------  ------------  --------

         Land                             $    801,087  $    721,643
         Buildings and improvements          8,824,682     7,056,850  10 to 39
         Machinery and equipment             6,115,600     5,774,994   3 to 10
         Furniture and fixtures              1,141,076       375,330     3
         Autos, trucks and trailers          1,628,249     1,231,206   3 to 5
         Leasehold improvements                 63,983        63,983   3 to 10
                                          ------------  ------------

                                            18,574,677    15,224,006
         Less:  accumulated depreciation    (6,015,633)   (4,770,017)
                                          ------------  ------------

                                          $ 12,559,044  $ 10,453,989
                                          ============  ============

Depreciation expense is as follows:

                                                  Year Ended September 30,
                                             1997           1996          1995
                                          ----------     ----------     --------

Charged to cost of sales                  $1,211,208     $1,039,170     $694,555
Charged to general and
  administrative                              71,551         20,462        9,179
Charged to corporate expenses                146,582         43,792       22,682
                                          ----------     ----------     --------

                                          $1,429,341     $1,103,424     $726,416
                                          ==========     ==========     ========

NOTE 5 - REVOLVING LINE OF CREDIT

The Company has an $ 8,000,000 revolving line of credit with Citizens Bank which was unused at September 30, 1997. The interest rate is variable, based upon the Bank's prime commercial borrowing rate, adjusted daily. Under terms of the agreement, the Company is required to maintain minimum net worth and working capital levels, and restricts loans to officers, employees, or directors in excess of $ 500,000. The Company is also required to maintain a minimum balance of $ 175,000 in a checking account with the bank.

                            Lippert Components, Inc.
                          Notes to Financial Statement
                               September 30, 1997
================================================================================

NOTE 6 - LONG-TERM DEBT

Long-term debt consists of the following:

                                                          1997          1996
                                                      -----------   -----------

Note payable individual, pertaining to a
noncompetition agreement, with monthly
payments of $ 4,167, plus interest at a
rate equal to Citizens Bank's posted prime
rate, adjusted on a monthly basis (8.50% at
September 30, 1997) due January, 1999                 $    58,333   $   112,500

Note payable individual, with monthly payments
of $ 64,321, plus interest at 1% over Wall Street
Journal posted prime, adjusted quarterly. This
note, due May 2000, was paid off early                         --     2,830,127

Note payable, individual, pertaining to a
noncompetition agreement, with monthly payments
of $ 16,667, plus interest at a rate equal to the Wall
Street Journal posted prime, adjusted quarterly (8.50%
at September 30, 1997) due January 2001                   649,979       866,658
                                                      -----------   -----------

                                                          708,312     3,809,285
Less:  current portion                                   (250,000)   (1,021,853)
                                                      -----------   -----------

Long-term debt                                        $   458,312   $ 2,787,432
                                                      ===========   ===========

Estimated maturities on long-term debt during the next five years are as follows:

           Year Ending
          September 30,
          -------------

              1998                                      $ 250,000
              1999                                        208,333
              2000                                        200,000
              2001                                         49,979
              2002                                              -
                                                        ---------

                                                        $ 708,312
                                                        =========

                            Lippert Components, Inc.
                          Notes to Financial Statement
                               September 30, 1997
================================================================================

NOTE 7 - OPERATING LEASES

The Company leases land, buildings and equipment under long-term lease agreements. Generally the Company is required to pay executory costs such as property taxes, maintenance and insurance. Rental expense for operating leases for the years ended September 30, 1997, 1996 and 1995 was $ 644,552, $ 630,101
and $ 596,763, respectively.

Subsequent to year end the assets previously leased from Jado Enterprises (Note
8) were acquired by the Company at a purchase price of $ 1,000,000.

Future minimum lease payments required under the operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of September 30, 1997 are as follows:

          Year Ending
         September 30,
         -------------

              1998                        $ 164,949
              1999                           47,511
              2000                               --

NOTE 8 - RELATED PARTY TRANSACTIONS

The majority shareholder of the Company owns 100% of Jado Enterprises. The Company has fifty-four operating leases with Jado Enterprises as of September 30, 1997. Lease expense for the years ended September 30, 1997, 1996 and 1995 was $ 324,485, $ 323,775, and $ 338,120, respectively.

NOTE 9 - MAJOR CUSTOMERS

The Company made sales to two major customers which represented approximately 31%, 33%, and 34% of the Company's net sales in the years ended September 30, 1997, 1996 and 1995, respectively.

                            Lippert Components, Inc.
                          Notes to Financial Statement
                               September 30, 1997
================================================================================

NOTE 10 - RETIREMENT PLAN

The Company's defined contribution retirement plan, which covers substantially all employees, provides for the Company to match 25% of eligible employee contributions up to 5% of employee compensation. For the years ended September 30, 1997, 1996 and 1995 the Company made additional discretionary contributions to the plan. Payments upon retirement or termination of employment are based on vested amounts credited to individual accounts. Retirement plan expense for the years ended September 30, 1997, 1996 and 1995 was $ 466,110, $ 417,541, and $
373,817, respectively.

NOTE 11 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at September 30, 1997, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies.

NOTE 12 - SELF-INSURANCE

The Company has a partially self-insured employee benefit plan to provide health care coverage for its employees. There is a maximum amount of $ 35,000 per year, per employee and an aggregate amount of $ 774,746 per year that the Company can be responsible for. A stop-loss insurance policy covers all claims in excess of the above amounts.

The Company also partially self-insures its workers compensation liability. Insurance coverage is maintained for individual losses which exceed $ 250,000, and cumulative liability losses in excess of $ 700,000, per year. The Company remains obligated under its former retrospective liability policy for future losses as a result of accidents which occurred during the previous policy years. Management believes they have provided for all claims incurred in the accompanying financial statements.

                            Lippert Components, Inc.
                          Notes to Financial Statement
                               September 30, 1997
================================================================================

NOTE 13 - INCOME TAXES

The provision for income taxes consists of the following:

                                    Year Ended September 30,
                    1997                        1996                      1995
           Current      Deferred       Current      Deferred       Current     Deferred
         -----------   -----------   -----------   -----------   -----------   -------
Federal  $ 2,072,855   $   (93,521)  $ 3,219,690   $  (263,811)  $ 2,468,870   $(6,374)
State        541,401       (16,503)      601,684       (46,556)      398,970    (1,125)
         -----------   -----------   -----------   -----------   -----------   -------
         $ 2,614,256   $  (110,024)  $ 3,821,374   $  (310,367)  $ 2,867,840   $(7,499)
         ===========   ===========   ===========   ===========   ===========   =======

A reconciliation of the provision for income taxes with the statutory rate follows:

                                             Year Ended September 30,
                                1997                   1996               1995
                         -------------------    -----------------   -----------------
Statutory provision for
federal income tax       $ 2,166,439    34.0%   $3,067,914   34.0%  $2,477,415   34.0%

State taxes, net of
federal tax benefits         346,433     5.4%      366,384    4.1%     262,578    3.6%

Other items, net              (8,640)   (0.1%)      76,709    0.8%     120,348    1.7%
                         -------------------    -----------------   -----------------
                         $ 2,504,232    39.3%   $3,511,007   38.9%  $2,860,341   39.3%
                         ===================    =================   =================

The following temporary differences give rise to the net deferred tax asset at September 30, 1997 and 1996.

                                                          1997           1996
                                                       ---------      ---------
Deferred tax assets
     Accounts receivable                               $  92,524      $ 120,240
     Inventory                                            70,138         56,360
     Accrued expenses                                    615,569        351,660
     Intangible assets                                   157,220         99,556
                                                       ---------      ---------

         Total deferred tax assets                       935,451        627,816
                                                       ---------      ---------
Deferred tax liabilities
     Fixed assets                                       (345,208)      (146,429)
     Installment sales                                        --         (1,168)
                                                       ---------      ---------

         Total deferred tax liabilities                 (345,208)      (147,597)
                                                       ---------      ---------

         Net deferred tax assets                       $ 590,243      $ 480,219
                                                       =========      =========

                            Lippert Components, Inc.
                          Notes to Financial Statement
                               September 30, 1997
================================================================================

NOTE 13 - INCOME TAXES (concluded)

The components giving rise to the net deferred tax asset (liability) described above have been included in the accompanying balance sheets as of September 30, 1997 and 1996 as follows:

                                                       1997              1996
                                                    ---------         ---------

Current assets                                      $ 778,231         $ 528,260
Noncurrent liabilities                               (187,988)          (48,041)
                                                    ---------         ---------

     Net deferred tax assets                        $ 590,243         $ 480,219
                                                    =========         =========

NOTE 14 - PRIOR PERIOD ADJUSTMENT

As a result of an Internal Revenue Service audit in the current year, the federal income tax liability for the years ended September 30, 1994, 1995 and 1996 were increased. This adjustment, and other changes, not material to the financial statements, are shown as prior period items. The changes to retained earnings at September 30, 1994 are summarized below:

Retained earnings as previously reported                           $ 12,979,184

     Elimination of inter-company profits
         from inventory                                                (103,207)
     Understatement of deferred tax asset                                24,353
     Under accrual of employee benefits                                 (46,000)
     Under accrual of federal income tax liability                      (62,282)
                                                                   ------------

As restated - September 30, 1994                                   $ 12,792,048
                                                                   ============

The above changes also required the following adjustments to the financial statements for the years ended September 30, 1996 and 1995, as follows:

                                                            September 30,
                                                        1996            1995
                                                    -----------     -----------

Net income as previously reported                   $ 5,534,340     $ 4,502,081

     Elimination of inter-company profits
         from inventory                                  (8,325)          8,360
     Under accrual of income tax expense               (336,213)        (85,392)
     Understatement of deferred tax assets              345,467           1,125
     Under accrual of employee benefits                 (23,000)             --
                                                    -----------     -----------

     Net income as adjusted                         $ 5,512,269     $ 4,426,174
                                                    ===========     ===========

                            Lippert Components, Inc.
                          Notes to Financial Statement
                               September 30, 1997
================================================================================

NOTE 15 - COMMITMENTS AND CONTINGENT LIABILITIES

At September 30, 1997, the Company had outstanding letters of credit totaling $ 400,000, issued in conjunction with a deductible retrospective worker's compensation program.

The Company is party to routine legal proceedings and litigation arising in the ordinary course of business. In the opinion of management, the outcome of such actions will have no material impact on the Company's financial condition and results of operations.

NOTE 16 - SUBSEQUENT EVENTS

Subsequent to year end, all the shares of capital stock of Lippert Components, Inc. were acquired by Drew Industries Incorporated, a Delaware Corporation. On the acquisition date, October 7, 1997, Lippert Components, Inc. merged with and into Lippert Acquisition Corp., a subsidiary of Drew Industries, and the separate existence of Lippert Components, Inc., ceased to exist. Lippert Acquisition Corporation has obtained ownership and possesses all the rights, privileges, immunities, powers, purposes, property (real and personal) and all other assets of Lippert Components, Inc. and has assumed and become liable for all the liabilities and obligations of Lippert Components. Inc.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

            b)    Pro forma financial information

                  The unaudited pro forma financial information gives effect to the acquisition of Lippert Components, Inc. by Drew Industries Incorporated. The acquisition is being accounted for as a purchase.

                  The unaudited pro forma financial information has been prepared on the following basis:

                        o The unaudited pro forma combined statements of income assume that the acquisition was completed as of the beginning of the period presented.

                        o The unaudited pro forma combined balance sheet assumes that the acquisition was completed as of the balance sheet date.

                     PRO FORMA COMBINED STATEMENT OF INCOME
                         Year Ended December 31,1996 (a)
                                   (Unaudited)

(In thousands, except share and per share amounts)

                                        Drew        Lippert
                                     Industries    Components,  Pro Forma         Pro Forma
                                   Incorporated(b)    Inc.     Adjustments        Combined
                                   ------------    ----------  -----------        ---------
Net sales                             $168,151      $107,122                       $275,273
Cost of sales                          126,731        85,503     ($   54) (3,5)     212,180
                                     ---------      --------     -------          ---------
   Gross profit                         41,420        21,619          54             63,093

Selling, general and administrative
   expenses                             20,430        12,414        (738) (1,2,4)    32,106
                                     ---------      --------     -------          ---------
   Operating profit                     20,990         9,205         792             30,987
Interest income (expense), net            (326)         (182)     (1,913) (6)        (2,421)
                                     ---------      --------     -------          ---------
   Income before Income taxes           20,664         9,023      (1,121)            28,566

Provision for income taxes               8,092         3,511          (6) (7)        11,597
                                     ---------      --------     -------          ---------
   Net Income                        $  12,572      $  5,512     ($1,115)         $  16,969
                                     =========      ========     =======          =========

Net Income per common share          $    1.18                                    $    1.35
                                     =========                                    =========

Weighted average common shares
   outstanding                          10,689                                       12,612
                                     =========                                    =========

----------
(a) Reflects operations of Drew Industries Incorporated ("Drew") for the year ended December 31, 1996, and the operations of Lippert Components, Inc. ("Lippert") for the year ended September 30, 1996.
(b) During the first quarter of 1997, Drew adopted the FIFO method to value inventories for which the LIFO method had previously been utilized for determining cost. Drew applied this change retroactively which resulted in a decrease in net income for 1996 of $814,000 ($.07 per share).

                     PRO FORMA COMBINED STATEMENT OF INCOME
                       Nine Months Ended September 30, 1997 (c)
                                   (Unaudited)

(In thousands, except share and per share amounts)

                                       Drew         Lippert
                                    Industries     Components,  Pro Forma       Pro Forma
                                   Incorporated       Inc.(d)  Adjustments      Combined
                                   ------------    ----------  -----------      ---------
Net sales                            $ 142,011      $ 72,393                    $ 214,404
Cost of sales                          109,678        57,814    ($   49) (3,5)    167,443
                                     ---------      --------    -------         ---------
  Gross profit                          32,333        14,579         49            46,961

Selling, general and administrative
  expenses                              16,422         9,855       (421) (1,2,4)   25,856
                                     ---------      --------    -------         ---------
  Operating profit                      15,911         4,724        470            21,105

Interest income (expense), net          (1,496)          (11)    (1,435) (6)       (2,942)
                                     ---------      --------    -------         ---------
  Income before income taxes            14,415         4,713       (965)           18,163

Provision for income taxes               5,449         1,852        (88) (7)        7,213
                                     ---------      --------    -------         ---------
  Net income                         $   8,966      $  2,861    ($  877)        $  10,950
                                     =========      ========    =======         =========

Net income per common share          $    0.95                                  $    0.96
                                     =========                                  =========

Weighted average common shares
     outstanding                         9,468                                     11,391
                                     =========                                  =========

----------
(c) Reflects operations of Drew Industries Incorporated ("Drew") for the nine months ended September 30, 1997, and the operations of Lippert Components, Inc. ("Lippert") for the nine months ended June 30, 1997.
(d) The operating results of Lippert are net of nonrecurring pretax charges for compensation and other start-up costs, aggregating approximately $300,000.

                        PRO FORMA COMBINED BALANCE SHEET
                               September 30, 1997
                                   (Unaudited)

(In thousands, except share and per share amounts)

                                                         Drew       Lippert
                                                      Industries   Components,    Pro Forma       Pro Forma
                                                     Incorporated     Inc.       Adjustments      Combined
                                                     ------------  ----------    -----------      ---------
ASSETS
Current assets
    Cash and short term investments                     $  1,242    $  1,773      ($ 1,500) (10)   $  1,515
    Accounts receivable, trade, net                        9,947       5,550                         15,497
    Inventories                                           22,293       5,371                         27,664
    Prepaid expenses and other current assets              3,913       1,071                          4,984
                                                        --------    --------      --------         --------
        Total current assets                              37,395      13,765        (1,500)          49,660

Fixed assets, net                                         19,840      12,559         4,671  (3,8)    37,070
Goodwill, net                                             14,512         510        29,170  (8,9)    44,192
Other assets                                               1,549       2,508        (2,593) (8)       1,464
                                                        --------    --------      --------         --------
        Total assets                                    $ 73,296    $ 29,342      $ 29,748         $132,386
                                                        ========    ========      ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Notes payable, including current maturies of        $  5,297    $    250      $    974  (9)    $  6,521
        long-term debt and other long-term liabilities
    Accounts payable, trade                                5,498       2,122                          7,620
    Accrued expenses and other current liabilities        13,956       3,957         1,243  (8)      19,156
                                                        --------    --------      --------         --------
        Total current liabilities                         24,751       6,329         2,217           33,297

Long-term indebtedness                                    24,971         459        24,526  (9,10)   49,956
Other long-term liabilities                                  368         188            23  (8)         579
                                                        --------    --------      --------         --------
        Total liabilities                                 50,090       6,976        26,766           83,832
                                                        --------    --------      --------         --------
Stockholders' equity
    Common stock, no par value; $.34 stated value
        per share                                                         12           (12) (9)           0
    Common stock, par value, $.01 per share (e)              112                        (1) (9)         111
    Paid-in capital                                       17,479         262         1,139  (9)      18,880
    Retained earnings                                     29,563      22,092       (22,092) (9)      29,563
                                                        --------    --------      --------         --------
                                                          47,154      22,366       (20,966)          48,554
    Treasury stock, at cost (f)                          (23,948)                   23,948  (9)           0
                                                        --------    --------      --------         --------
        Total stockholders' equity                        23,206      22,366         2,982           48,554
                                                        --------    --------      --------         --------
        Total liabilities and stockholders' equity      $ 73,296    $ 29,342      $ 29,748         $132,386
                                                        ========    ========      ========         ========

----------
(e) Drew common stock; authorized 20,000,000 shares, prior to the acquisition 11.235,580 shares issued, subsequent to the acquisition 11.078,041 shares issued and 230,769 shares held in escrow pending the results of an earn-out.
(f) Drew treasury stock, at cost, 2,079,770 shares prior to the acquisition, 1.923,231 of which were issued upon the acquisition, and 156.539 of which (along with 74.230 newly issued shares) are held in escrow pending the results of an earn-out.

Pro Forma Adjustments:

1) To record amortization of goodwill, at the rate of $989,000 per year for 30 years. Such amortization is not deductible for tax purposes.

2) To eliminate the $1,388,000 excess in fiscal 1996, and $861,000 excess for the nine months ended June 30. 1997, of compensation and benefits of the former owners of Lippert over the amounts to be payable pursuant a new employment agreement.

3) Operating profit of $193,000 in fiscal 1996, and $145,000 in the nine months ended June 30, 1997, of the leasing company which solely leased equipment to Lippert, and which was previously owned by certain of the former owners of Lippert. Drew acquired these assets, which had a fair market value of $609.000, simultaneously with Drew's acquisition of Lippert.

4) To eliminate amortization of $339,000 in fiscal 1996, and $302.000 in the nine months ended June 30. 1997, of intangible assets previously recorded by Lippert. Such intangible assets were deemed to have a zero fair market value.

5) To increase depreciation of fixed assets by $139,000 in fiscal 1996, and $104,000 in the nine months ended June 30. 1997. based upon the fair market values and useful lives of fixed assets acquired.

6)    Interest on debt incurred in connection with the acquisition.

7) To adjust the provision for income taxes to the pro forma calculation of the provision for income taxes.

8) To record closing costs and adjust the assets and liabilities of Lippert to their fair market values at the date of of acquisition, including (i) an increase in fixed assets of $4,062,000, (ii) a decrease in previously recorded goodwill of $510,000, (iii) a decrease in other assets of $2,593,000, (iv) an increase in accrued liabilities of $1,243,000, and (v) a decrease in other long-term liabilities of $23,000.

9) To (i) record the acquisition price of $52,348,000, including the issuance of 1,923,231 shares of Drew common stock with a value of $25,348,000 and the cash payment of $27,000,000, (ii) record goodwill of $29,680,000, representing the excess of the cost of Lippert over the fair market value of the net assets acquired, and (iii) eliminate the equity of Lippert. An additional 230,769 shares of Drew common stock may be issuable subject to the attainment, by Lippert, of $750,000 of operating profits from its newly obtained recreational vehicle chassis business, during the period from April 1, 1998 to March 31, 1999. The issuance of any such shares will increase the purchase price, based upon the fair market value of the shares at the time of their issuance, and therefore increase goodwill.

10) To utilize Lippert's cash to repay a portion of the debt incurred in connection with Drew's acquisition of Lippert.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

            c)    Exhibits

                        Consent of Independent Auditors

                         Consent of Independent Auditors

The Board of Directors
Drew Industries Incorporated:

We consent to the incorporation by reference in the registration statements (Nos. 33-26260, 33-2052, and 33-4957) on Form S-3 and (No. 33-88582) on Form S-8
of Drew Industries Incorporated of our report dated November 24, 1997, with respect to the balance sheets of Lippert Components, Inc. as of September 30, 1997 and 1996, and the related statements of income, stockholders equity, and cash flows for each of the years in the three year period ended September 30, 1997, which report appears in the Form 8-K of Drew Industries Incorporated dated October 7, 1997.


YEO & YEO, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
Alma, Michigan

December 16, 1997